Exhibit 3.3

FORM BCA 10.30 (rev. Dec. 2003)
ARTICLES OF AMENDMENT
Business Corporation Act

Jesse White, Secretary of State
Department of Business Services
Springfield, IL 82756                              FILED
Telephone (217) 782-1832                        JUN 25 2004
http://www.cyberdriveillinois.com               JESSE WHITE
                                             SECRETARY OF STATE
Remit  payment in the form of a
check or money order payable
to the Secretary of State.



_____________________________ File # 57801247 Filing Fee: $50.00 Approved /s/ KK
_____________Submit in duplicate______________Type or Print clearly in black ink
______________Do not write above this line_________________________

1.    CORPORATE NAME:  Circle Group Holdings, Inc.
                       ---------------------------------------------------------
                                                                    (Note 1)

2.    MANNER OF ADOPTION OF AMENDMENT:

            The following amendment of the Articles of Incorporation was adopted
            on     June 16            2004        in the manner indicated below.
               ---------------------------------
                (Month & Day)        (Year)       ("X" one box only)

      [ ] By a majority of the incorporators, provided no directors were named in the articles of incorporation and no directors have been elected;
                                                                        (Note 2)

      [ ] By a majority of the board of directors, in accordance with Section 10.10, the corporation having issued no shares as of the time of adoption of this amendment;
                                                                        (Note 2)

      [ ] By a majority of the board of directors, in accordance with Section 10.15, shares having been issued but shareholder action not being required for the adoption of the amendment;
                                                                        (Note 3)

      [X] By the shareholders, in accordance with Section 10.20, a resolution of the board of directors having been duly adopted and submitted to the shareholders. At a meeting of shareholders, not less than the minimum number of votes required by statute and by the articles of incorporation were voted in favor of the amendment;
                                                                        (Note 4)

      [ ] By the shareholders, in accordance with Section 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by shareholders having not less than the minimum number of votes required by statute and by the articles of incorporation. Shareholders who have not consented in writing have been given notice in accordance with Section 7.10;
                                                                   (Notes 4 & 5)

      [ ] By the shareholders, in accordance with Sections 10.20 and 7.10, a resolution of the board of directors having been duly adopted and submitted to the shareholders. A consent in writing has been signed by all the shareholders entitled to vote on this amendment.
                                                                        (Note 5)

3.    TEXT OF AMENDMENT:

      a. When amendment effects a name change, insert the new corporate name below. Use Page 2 for all other amendments.

            Article 1. The name of the corporation is:



--------------------------------------------------------------------------------
                                   (NEW NAME)

                 All changes other than name, include on page 2
                                     (over)

C=173.13

                                TEXT OF AMENDMENT

      b. (IF AMENDMENT AFFECTS THE CORPORATE PURPOSE, THE AMENDED PURPOSE IS REQUIRED TO BE SET FORTH IN ITS ENTIRETY. IF THERE IS NOT SUFFICIENT SPACE TO DO SO, ADD ONE OR MORE SHEETS OF THIS SIZE.)

            The number of authorized shares of common stock, par value $0.00005, set forth in Paragraph 1 captioned Authorized Shares, Issued Shares and Consideration Received, of the Articles of Incorporation, as amended, is 200,000,000.

4. The manner, if not set forth in Article 3b, in which any exchange, reclassification or cancellation of issued shares, or a reduction of the number of authorized shares of any class below the number of issued shares of that class, provided for or effected by this amendment, is as follows:
      (IF NOT APPLICABLE, INSERT "NO CHANGE")





5. (a) The manner, if not set forth in Article 3b, in which said amendment effects a change in the amount of paid-in capital (Paid-in capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")





      (b) The amount of paid-in capital (Paid-in Capital replaces the terms Stated Capital and Paid-in Surplus and is equal to the total of these accounts) as changed by this amendment is as follows: (IF NOT APPLICABLE, INSERT "NO CHANGE")



                                             Before Amendment    After Amendment

                        Paid-in Capital      $_______________    $______________


   (Complete either Item 6 or 7 below. All signatures must be in BLACK INK.)

6. The undersigned corporation has caused these articles to be signed by a duly authorized officer who affirms, under penalties of perjury, that the facts stated herein are true.

Dated    June 18,                  2004        Circle Group Holdings, Inc.
      -------------------------, --------    -----------------------------------
            (MONTH & DAY)         (YEAR)     (EXACT NAME OF CORPORATION AT DATE
                                              OF EXECUTION)
         /s/ Gregory J. Halpern
      ------------------------------------
      (ANY AUTHORIZED OFFICER'S SIGNATURE)

               Gregory J. Halpern
      ------------------------------------
         (TYPE OR PRINT NAME AND TITLE)

7. If amendment is authorized pursuant to Section 10.10 by the incorporators, the incorporators must sign below, and type or print name and title.

                                       OR

      If amendment is authorized by the directors pursuant to Section 10.10 and there are no officers, then a majority of the directors or such directors as may be designated by the board, must sign below, and type or print name and title.

      The undersigned affirms, under the penalties of perjury, that the facts stated herein are true.

Dated
      -------------------------, --------
            (MONTH & DAY)         (YEAR)

      -----------------------------------    -----------------------------------

      -----------------------------------    -----------------------------------

      -----------------------------------    -----------------------------------

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